UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2023

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 10, 2023, Fortress Biotech, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). Stockholders representing 60,355,029 shares of the Company’s common stock, or 53.2%, of the 113,441,964 shares outstanding and entitled to vote, were represented in person or by proxy, constituting a quorum.

At the meeting, the Company’s stockholders voted on the approval of the issuance of the rights and Contingent Subsidiary Securities in order to satisfy the requirements of Nasdaq Listing Rule 5635(c). The proposal is described in detail in the Company’s definitive proxy statement on Schedule 14A for the of the Company’s Special Meeting filed with the SEC on March 13, 2023.

The votes with respect to the approval of the issuance and rights of Contingent Subsidiary Securities were as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
50,498,193	9,743,984	112,852	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023	Fortress Biotech, Inc.

(Registrant)

	By:	/s/ David Jin
David Jin
Chief Financial Officer